UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Inland Residential Properties Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	80-0966998
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2901 Butterfield Road, Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:  333-199129

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share
Title of Class

Item 1. Description of Registrant’s Securities to be Registered.

Inland Residential Properties Trust, Inc. (the “Registrant”) hereby incorporates herein the description of the Registrant’s common stock, $0.001 par value per share, by reference to the “Description of Securities” section of the prospectus contained in the Registrant’s post-effective amendment no. 9 to the registration statement on Form S-11, as declared effective by the Securities and Exchange Commission on February 2, 2017 (File No. 333-199129) and all amendments and supplements to such registration statement subsequently filed with the Securities and Exchange Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2. Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment and Restatement of Inland Residential Properties Trust, Inc., dated February 17, 2015, incorporated by reference to Exhibit 3.1 to Post-Effective Amendment No. 1 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on February 18, 2015 (file number 333-199129)
3.2	Articles of Amendment of Inland Residential Properties Trust, Inc., dated March 12, 2015, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on March 16, 2015 (file number 333-199129)
3.3	Articles of Amendment of Inland Residential Properties Trust, Inc., dated May 29, 2015, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on June 3, 2015 (file number 333-199129)
3.4	Certificate of Correction of Inland Residential Properties Trust, Inc., dated December 15, 2015, incorporated by reference to Exhibit 3.4 to the Registrant’s Post-Effective Amendment No. 6 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on December 30, 2015 (file number 333-199129)
3.5	Articles Supplementary of Inland Residential Properties Trust, Inc., dated February 2, 2017, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on February 2, 2017 (file number 333-199129)

3.6	Bylaws of Inland Residential Properties Trust, Inc., incorporated by reference to Exhibit 3.2 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on October 3, 2014 (file number 333-199129)
4.1	Fourth Amended and Restated Distribution Reinvestment Plan, effective February 17, 2017, incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on February 2, 2017 (file number 333-199129)
4.2	Amended and Restated Share Repurchase Program, effective October 19, 2015, incorporated by reference to Exhibit 4.2 to Post-Effective Amendment No. 7 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on April 15, 2016 (file number 333-199129)
4.3	First Amendment to the Amended and Restated Share Repurchase Program, effective March 9, 2017, incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on February 2, 2017 (file number 333-199129)
4.4	First Amended and Restated Agreement of Limited Partnership of Inland Residential Operating Partnership, L.P., dated October 27, 2016, incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on October 28, 2016 (file number 333-199129)
4.5	First Amendment to First Amended and Restated Agreement of Limited Partnership of Inland Residential Operating Partnership, L.P., dated February 2, 2017, incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on February 2, 2017 (file number 333-199129)
10.1	Employee and Director Incentive Restricted Share Plan, incorporated by reference to Exhibit 10.4 to Post-Effective Amendment No. 1 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on February 18, 2015 (file number 333-199129)
10.2	Form of Restricted Share Award Agreement, incorporated by reference to Exhibit 10.10 to the Registrant’s Annual Report on Form 10-K, as filed by the Registrant with the Securities and Exchange Commission on March 17, 2017 (file number 333-199129)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 23rd day of March, 2017.

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

By:	/s/ Mitchell A. Sabshon
Name:	Mitchell A. Sabshon
Title:	President and Chief Executive Officer

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